Exhibit 10.3

                       SEPARATION AGREEMENT

      This Separation Agreement (the "Agreement") entered into as of the 11th day of October, 2001, is entered into by and among Xvariant, Inc., a Nevada corporation ("Xvariant"), Real Estate Federation, Inc., a Utah corporation, ("REF"), Applied Technology Consultants, Inc., a Nevada corporation ("ATC"), and Rick Craig ("Employee").

      WHEREAS, ATC entered into a subscription agreement to purchase certain shares of stock of REF (which were later converted to shares of Xvariant); and

      WHEREAS, REF has failed to achieve its originally estimated projected operating results; and

      WHEREAS, ATC has declined to continue funding of REF absent the restructuring steps set forth in this Agreement to reduce overhead expenses; and

      WHEREAS, Employee and REF entered into an employment agreement dated the 1st day of September, 2000, (the Employment Agreement"), a copy of which is attached hereto and incorporated herein by reference; and,

      WHEREAS, the parties desire to provide for the termination of the Employment Agreement and Employee's separation from REF.

      NOW THEREFORE, in consideration of the above and other good and valuable consideration the receipt of which is hereby acknowledged, the parties agree as follows:

      1. Effective Date of Termination. The parties agree the Employee's effective date of termination shall be October 1, 2001 ("Effective Date").

      2. Officer and Director Resignation. As of the 12th day of October, 2001, the Employee resigns as an officer and director of Xvariant and REF.
The Employee and REF and Xvariant agree to provide written notice of such resignation to the appropriate state agencies of Utah and Nevada, and to any other agencies, entities or individuals entitled to know of such resignations. A directors meeting will be call and the replacement directors of REF and Xvariant will be promptly elected or appointed. Of Wright, Knapp, and Craig, two will have resignations accepted, and one will appoint Benson, and/or any other people designated by ATC, and then have his resignation accepted at the directors meeting.

      3. Employment Agreement. Employee agrees that the Employment Agreement is terminated as of the Effective Date and is of no further force nor effect and any and all payment obligations of REF and Xvariant are satisfied by this Agreement.


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      4.    Separation Payment.  REF and Xvariant hereby agree to pay to
Employee the sum of $12,500 in full and complete satisfaction of all amounts owed to him for salary, vacation, expense reimbursement and any other amounts related in any way to his employment, and Employee accepts such amount in full satisfaction of all such amounts owed to him under the Employment Agreement. Payment of the foregoing amount shall be spread equally among, and shall be paid on, REF's regular pay periods in October, 2001, and shall be subject to normal withholding of appropriate taxes.


      5. Xvariant Stock. Upon full payment of the amounts described in paragraphs 4, 6 and 12 hereof, Employee shall tender to Xvariant all stock of Xvariant owned by him, which is agreed by the parties to be 4,950,000 shares, which shares shall be canceled by Xvariant. Xvariant shall issue contemporaneously with the cancellation described above 100,000 shares of Xvariant common stock to Employee (the "New Shares"). Upon the issuance of the New Shares, Employee waives any claims he may have to additional equity in REF or Xvariant, except as may arise under the last sentence of this paragraph regarding dilution. The New Shares shall be subject to standard restrictions on transfer as required under applicable securities laws. In addition, Employee agrees not to sell, pledge or attempt to transfer the New Shares in any manner for a period of three years from the date of this Agreement. In the event of any future issuance or split of Xvariant stock, Employee's New Shares shall be adjusted such that said shares shall not be diluted differently than the shares held by ATC or any affiliate of ATC.

       In consideration of the above, Xvariant shall cause REF to transfer to Employee all of the issued and outstanding shares of stock of its wholly owned subsidiary, Xvariant, Inc., a Utah corporation. Employee shall change the name of the transferred corporation, but if at any time as Xvariant shall change its name, Employee shall be entitled to use the name Xvariant for any corporation. The parties agree that the subsidiary shall have the right to continue its business in the same manner as it has in the past.

      6. Legal Fees. REF and Xvariant agree to reimburse Employee's share of legal fees incurred by Employee in negotiating and preparation of this Agreement and related documents; provided, however, the total amount of such fees that REF and Xvariant shall reimburse Employee is limited to $3,500.

      7. Release and Waiver. In consideration of the recitals and agreements set forth in this Agreement and the cash payments to be tendered hereunder, and with the intent of binding himself and his successors, heirs and assigns, and upon (i) full payment of the amounts described in paragraphs 4, 6 and 12 hereof and (ii) issuance of the New Shares pursuant to paragraph 5 hereof, Employee fully and forever releases and discharges ATC, REF, Xvariant, and their respective, current and future, officers, directors, shareholders, agents, servants, employees, affiliates, successors, heirs, personal representatives, from any and all claims, demands, actions, causes of action, judgments and liabilities of any kind or nature whatsoever in law, equity or otherwise, whether known or unknown, suspected or unsuspected, which have existed or which may have existed or which do exist under or in relation to the Employment Agreement, his employment, his stock ownership or his separation from employment.

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      8.    Confidential Information.  Except as otherwise authorized in writing by Xvariant or REF, Employee shall keep secret and retain in strictest confidence, and shall not use for the benefit of himself or others, all confidential information of REF and Xvariant, including, without limitation, know-how, proprietary information, trade secrets, customer lists, details of client contracts, operation methods or strategies, product development techniques or plans, inventions and research projects of REF learned by Employee during his employment.

      9. Property of REF. Other than personal records, files or books of REF and Xvariant, all memoranda, notes, lists, records and other documents or papers (and all copies thereof), including such items stored in computer memories, or by any other means, made or compiled by or on behalf of Employee, or made available to Employee, relating to REF are and shall be REF's property and shall be delivered to REF promptly upon the execution hereof. The Giant Pace project is not property of REF or Xvariant.

       10. Employees of REF. For a period of one year from the date hereof, Employee shall not, without the prior written consent of REF, directly or indirectly, hire, solicit or employ in any capacity any employee of REF or encourage any such employee to leave such employment.

       11. Indemnification. ATC, REF and Xvariant, hereby indemnify and agree to hold Employee and his heirs or personal representatives harmless from and against any and all claims, demands, actions, causes of action, judgments, liabilities, costs or expenses of any kind or nature whatsoever, in law, equity or otherwise, whether presently known or unknown, suspected or unsuspected, which have existed or which may have existed or which do exist or which may arise from or relate to: (i) the purchase or sale of any securities, including stock of ATC, REF or Xvariant, and any fundraising activities related thereto; (ii) the resignation, replacement, election or appointment of any officers or directors of REF or Xvariant; (iii) the operations or business activities of REF or Xvariant or any of their officers, directors, employees, agents, shareholders, members or affiliates from and after the date of this Agreement; and (iv) the operations or business activities of ATC, or any of their officers, directors, employees, agents, shareholders, members or affiliates. The foregoing indemnification shall not apply to any statements or information made or created by Employee and which was included in written materials, including business plans and financial projections, provided to ATC by REF and its principals, including Employee.

      12.  Upon execution of this Agreement and related agreements with Thomas
E. Wright and Carter Knapp, ATC shall pay $28,000 into REF to cover past payroll and related taxes.

      13.  Other.

           a. Notices. Any notice or other communication required or permitted hereunder shall be in writing and shall be delivered personally, telegraphed, telexed, sent by facsimile transmission or sent by certified, registered or express mail, postage prepaid. Any such notice shall be deemed given when so delivered personally, telegraphed, telexed or sent by facsimile transmission or, if mailed, five (5) days after the date of deposit in the US mail, as follows:


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                 i.   If to REF or Xvariant:

                      c/o Reed L Benson
                      170 South Main Street, #1050
                      Salt Lake City, Utah 84101

                 ii.  If to Employee:

                      Rick Craig
                      1028 West Park Palisade Drive
                      South Jordan, Utah 84095

      Any party may change its address for notice hereunder by notice to the other parties hereto in writing.

           b. Entire Agreement. This Agreement contains the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements, written or oral, with respect thereto.

           c. Waivers and Amendments. This Agreement may be amended, modified, superceded canceled, renewed or extended, and the terms and conditions hereof may be waived, only by a written instrument signed by the parties or, in the case of a waiver, by the party waiving compliance. Not delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any party of any right, power or privilege hereunder, nor any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder.

           d. Governing Law. This Agreement shall be governed by and b e construed in accordance with the internal laws of the State of Utah applicable to agreements made and to be performed entirely with such state and any action to enforce or interpret the provisions hereof shall be maintained only in federal and/or state courts located in Utah, and the parties hereby consent to jurisdiction and venue in such courts.

           e. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

           f. Attorney's fees. In the event there is a default under this Agreement, the party in default shall pay all costs, expenses and attorney's fees incurred by the other party in enforcing its rights hereunder.

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           g.   Headings.  The headings in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

           h. Severability. In the event any term of provision of this Agreement is determined to be unenforceable by any court or tribunal during the course of any action to enforce or interpret this Agreement, such term or provision shall not invalidate or render unenforceable the remaining terms and provisions of this Agreement, all of which shall remain in effect.

      IN WITNESS WHEREOF, the parties have executed this Agreement effective as of the date first above written.

                                XVARIANT, INC.,
                                a Nevada corporation


                                By: /s/ Reed L. Benson
                                    ------------------------------
                                Its:  President
                                    ------------------------------

                                REAL ESTATE FEDERATION, INC.,
                                a Utah corporation


                                By:  /s/ Reed L. Benson
                                    --------------------------------
                                Its:  President
                                    --------------------------------


                                APPLIED TECHNOLOGY
                                CONSULTANTS, INC., a Nevada corporation


                                By: /s/ Reed L. Benson
                                    ---------------------------------
                                Its:  President
                                    ---------------------------------

                                EMPLOYEE


                                /s/ Rick Craig
                                -------------------------------------
                                Rick Craig


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